Exhibit 10.2

EXECUTION VERSION

FIVE-YEAR CREDIT AGREEMENT

dated as of

December 21, 2021,

among

KELLOGG COMPANY,

the BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC,

BOFA SECURITIES, INC.,

CITIBANK, N.A.,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

and

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

CITIBANK, N.A.,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

and

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

as Co-Syndication Agents

SCHEDULES

Schedule 2.01	—	Commitments
Schedule 2.05	—	Swingline Commitments
Schedule 3.07	—	Litigation
Schedule 3.08	—	Taxes
Schedule 3.11	—	Environmental Matters
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens

EXHIBITS

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B-1	—	Form of Borrowing Subsidiary Agreement
Exhibit B-2	—	Form of Borrowing Subsidiary Termination
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Interest Election Request
Exhibit E	—	Form of Promissory Note
Exhibit F	—	Form of Compliance Certificate

FIVE-YEAR CREDIT AGREEMENT dated as of December 21, 2021 (this “Agreement”), among KELLOGG COMPANY, a Delaware corporation; the BORROWING SUBSIDIARIES party hereto; the LENDERS party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrowers (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend credit to enable them to (a) borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date an aggregate principal amount not in excess of US$1,500,000,000 at any time outstanding and (b) obtain Swingline Loans in an aggregate principal amount not in excess of US$300,000,000 at any time outstanding. The proceeds of the Borrowings are to be used for general corporate purposes. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“364-Day Credit Agreement” means the 364-Day Credit Agreement dated as of December 21, 2021, among the Company, the lenders party thereto and JPMorgan, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified, replaced or refinanced from time to time.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning assigned to such term in Section 2.09(d)(i).

“Adjusted CDO Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the CDO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if such rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing denominated in US Dollars, an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if such rate as so determined (inclusive of the adjustment set forth in clause (b)) shall be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBO Rate” means, with respect to Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if such rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if such rate as so determined (inclusive of the adjustment set forth in clause (b)) shall be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any designated branch office or Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity and as permitted hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means US Dollars and each Designated Foreign Currency.

“Agreement” has the meaning assigned to such term in the preamble.

“Agreement Currency” has the meaning assigned to such term in Section 10.15(b).

“Alternate Base Rate” means, for any day, an interest rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two US Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate (inclusive of any applicable spread adjustment) shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 10.06(b).

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 10.15(b).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Revolving Loan, RFR Revolving Loan or ABR Revolving Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread or RFR Spread”, “Alternate Base Rate Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by Moody’s, S&P and Fitch applicable on such date to the Index Debt:

Category	Index Debt Ratings (Moody’s / S&P / Fitch)	Facility Fee Rate (bps per annum)	Term Benchmark Spread or RFR Spread (bps per annum)	Alternate Base Rate Spread (bps per annum)
Category 1	A3/A-/A-or higher	8.0	79.5	0.0
Category 2	Baa1/BBB+/BBB+	9.0	91.0	0.0
Category 3	Baa2/BBB/BBB	11.0	101.5	1.5
Category 4	Baa3/BBB-/BBB-	15.0	110.0	10.0
Category 5	Lower than Baa3/BBB-/BBB-	20.0	130.0	30.0

For purposes of the foregoing, (a) if the ratings established by Moody’s, S&P and Fitch for the Index Debt shall fall within the same Category, then the Applicable Rate shall be based on that Category, (b) if each of Moody’s, S&P and Fitch shall have a rating in effect for the Index Debt and the ratings shall fall within different Categories, then (i) if two of such ratings shall fall within the same Category, the Applicable Rate shall be based on such Category and (ii) if such ratings shall fall in three different Categories, the Applicable Rate shall be based on the second highest of such three Categories, (c) if any one of Moody’s, S&P and Fitch shall not have a rating in effect for the Index Debt, then (i) if the remaining two ratings fall within the same Category, the Applicable Rate shall be based on that Category, (ii) if the remaining two ratings fall within different but adjacent Categories, the Applicable Rate shall be based on the higher of such Categories and (iii) if the remaining two ratings fall within Categories that are two or more levels apart, the Applicable Rate shall be based on the Category next below that corresponding to the higher of such ratings, (d) if only one of Moody’s, S&P and Fitch shall have in effect a rating for the Index Debt, the Applicable Rate shall be based on the Category next below that corresponding to such rating, (e) if none of Moody’s, S&P and Fitch shall have in effect a rating for the Index Debt, the Applicable Rate shall be based on Category 5 and (f) if the rating established by any of Moody’s, S&P or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency most recently in effect prior to such change or cessation shall be used in determining the Applicable Rate.

“Applicable Time” means, with respect to any Borrowings and payments in any Designated Foreign Currency, the local time in the place of settlement for such Designated Foreign Currency as may be determined by the Administrative Agent, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent and the Company.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments of the applicable Class.

“Available Tenor” means, as of any date of determination and with respect to the then current applicable Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 2.14(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in any Designated Foreign Currency, “Benchmark Replacement” means the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been mutually selected by the Administrative Agent and the Company as the replacement for the then current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then prevailing market convention for determining a benchmark rate as a replacement for the then current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (1) or (2) above would be less than the Floor (giving effect to any applicable Benchmark Replacement Adjustment), the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been mutually selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “US Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b) and (b) ending at the time that a Benchmark Replacement has replaced such then current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“BofA” means Bank of America, N.A. and its successors.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency and to the same Borrower, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$25,000,000 (in the case of an ABR Borrowing, US$5,000,000) and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is a multiple of 1,000,000 units of such currency that has a US Dollar Equivalent in excess of US$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 (in the case of an ABR Borrowing, US$1,000,000) and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03, which, if in writing, shall be in the form of Exhibit C or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means, at any time, each of the Subsidiaries that has been designated as a US Borrowing Subsidiary, a UK Borrowing Subsidiary, a Euro Borrowing Subsidiary or a Canadian Borrowing Subsidiary by the Company pursuant to Section 2.20, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.20.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed; provided that (a) when used in connection with any Loan denominated in Euro or in connection with the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day which is not a TARGET Day, (b) when used in connection with a CDOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto and (c) when used in connection with an RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“CAM” means the mechanism for the allocation and exchange of interests in Loans and other extensions of credit under the several Tranches and collections thereunder established under the final two paragraphs of Article VII.

“CAM Exchange” means the exchange of the Lender’s interests provided for in final two paragraphs of Article VII.

“CAM Exchange Date” means the date on which any event referred to in clause (g) or (h) of Article VII shall occur in respect of the Company.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate US Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate US Dollar Equivalent (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to such CAM Exchange Date.

“Canadian Borrowing Subsidiary” means, at any time, each of the Subsidiaries that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof and that has been designated as such pursuant to Section 2.20, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.20.

“Canadian Dollars” or “C$” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, subject to Section 1.04, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“CDO Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, the CDO Screen Rate (rounded if necessary to the nearest 1/100 of 1.00% (with 0.005% being rounded up)) at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day) (as adjusted by the Administrative Agent after 10:15 a.m., Toronto time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest).

“CDO Screen Rate” means a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period as displayed on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate or on the appropriate page of such other information service that publishes such rate from time to time, as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the CDO Screen Rate shall be less than zero, such rate shall be deemed to be zero.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted CDO Rate.

“Central Bank Rate” means (a) the greater of (i) (A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (B) for any Loan denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (C) for any Loan denominated in any other Designated Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) zero, plus (b) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which the SONIA was available (excluding, from such averaging, the highest and the lowest Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) for any Loan denominated in any other Designated Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the Central Bank Rate shall be determined disregarding clause (b) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Change in Control” means (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), other than one or more Subsidiaries, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more in voting power of the outstanding Voting Stock of the Company or (b) members of the Board of Directors of the Company on the date hereof plus any additional members of such Board whose nomination for election to such Board is recommended or approved by a majority of the then current members of such Board shall at any time fail to constitute a majority of such Board.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 10.14.

“Citi” means Citibank, N.A.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Tranche Revolving Loans, Multicurrency Tranche Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a US Tranche Commitment or a Multicurrency Tranche Commitment and (c) any Lenders, refers to whether such Lender is a US Tranche Lender or a Multicurrency Tranche Lender.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a US Tranche Commitment or a Multicurrency Tranche Commitment.

“Commitment Increase” has the meaning assigned to such term in Section 2.09(d)(ii).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 10.01, including through the Platform.

“Company” means Kellogg Company, a Delaware corporation.

“Consenting Lender” has the meaning assigned to such term in Section 2.09(e).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period, (b) consolidated income tax expense (including, without duplication, foreign withholding taxes and any state single business unitary or other similar taxes) for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) any non-cash charges for such period, (e) fees and expenses incurred in connection with the Transactions, (f) fees and expenses incurred in connection with the issuance of any Indebtedness or equity, acquisitions, investments or asset sales or divestitures permitted hereunder and (g) any extraordinary, non-recurring or unusual cash charges or losses for such period arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of any entities or businesses of the Company or any of the Subsidiaries, determined without giving effect to any extraordinary gains or losses for such period to the extent included in determining such Consolidated Net Income, all determined on a consolidated basis in accordance with GAAP; provided that solely for purposes of determining compliance with Section 6.05, in the event the Company or any Subsidiary acquired or disposed of any Person or line of business during the relevant period, Consolidated EBITDA will be determined giving pro forma effect to such acquisition or disposition as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period.

“Consolidated Interest Expense” means, for any period, the sum of (a) the cash interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and (b) any amounts paid during such period in respect of interest or other financing costs of the Company or any Subsidiary that have been or are required to be capitalized and are not included in consolidated interest expense for such period in accordance with GAAP; provided that there shall be excluded from Consolidated Interest Expense (i) any fees paid to the Administrative Agent and (ii) any payments made to obtain any interest rate Hedging Agreements; and provided further that solely for purposes of determining compliance with Section 6.05, in the event the Company or any Subsidiary acquired or disposed of any Person or line of business during the relevant period, Consolidated Interest Expense will be determined giving pro forma effect to any incurrence or repayment of Indebtedness related to such acquisition or disposition as if such incurrence or repayment of Indebtedness had occurred on the first day of the relevant period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (a) there shall be excluded the income of any Person (other than the Company or any Subsidiary) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares or other third parties holding nominal amounts of shares, as required by or in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, and (b) solely for purposes of determining compliance with Section 6.05, in the event the Company or any Subsidiary acquired or disposed of any Person or line of business during the relevant period, Consolidated Net Income will be determined giving pro forma effect to such acquisition or disposition as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition other than cost savings permitted to be included under Regulation S-X of the SEC.

“Consolidated Net Sales” means, for any period, the net sales of the Company and the Subsidiaries for such period, as reported as a line item in the Company’s consolidated statements of income filed as part of the Company’s reports to the SEC on Forms 10-K and 10-Q.

“Consolidated Total Assets” means the consolidated total assets of the Company and the Subsidiaries determined in accordance with GAAP; provided that for purposes of determining compliance with Sections 6.01 and 6.02, in the event the Company or any Subsidiary acquires any Person or line of business after the fiscal quarter end referred to in such Section, “Consolidated Total Assets” as of such fiscal quarter end shall be deemed to include the assets of such Person or line of business from and after the date of such acquisition.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Controlled Group” means all of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.20.

“Credit Party” means the Administrative Agent or any Lender.

“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”), with respect to any Swingline Loan, an interest rate per annum equal to the greater of (a) ESTR for the day that one RFR Business Day prior to (i) if such ESTR Interest Day is an RFR Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such ESTR Interest Day and (b) zero.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR for such day, (b) with respect to any Loan denominated in Sterling, the Daily Simple SONIA for such day and (c) with respect to any Swingline Loan, the Daily Simple ESTR for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), with respect to any Loan denominated in US Dollars, an interest rate per annum equal to SOFR for the day that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), with respect to any Loan denominated in Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero.

“Declining Lender” has the meaning assigned to such term in Section 2.09(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its prospective obligations to fund Loans and participations in then outstanding Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event other than an Undisclosed Administration or (e) has become the subject of a Bail-In Action.

“Designated Foreign Currency” means (a) Sterling, Euro and Canadian Dollars and (b) any other currency specified by the Company in a notice to the Administrative Agent and consented to by each Lender with a Multicurrency Tranche Commitment that is freely transferable and convertible into US Dollars.

“Designated Obligations” means all obligations of the Company or any other Borrower with respect to (a) principal of and interest on the Loans (other than Swingline Loans), (b) participating interests in Swingline Loans and (c) all fees payable hereunder.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person), any Defaulting Lender, the Company or any Affiliate thereof.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means all Federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including occupational safety and health standards) and protection of the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including ambient air, surface or ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the cleanup or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ESG Amendment” has the meaning assigned to such term in Section 2.24(a).

“ESG Pricing Provisions” has the meaning assigned to such term in Section 2.24(b).

“ESTR” means a rate per annum equal to the Euro Short Term Rate published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank as administrator of the Euro Short Term Rate (or any successor administrator).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“ESTR Interest Day” has the meaning assigned to such term in the definition of the term “Daily Simple ESTR”.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of such rate) for the applicable period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the EURIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Euro Borrowing Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of any member state of the European Union or any political subdivision thereof or a Subsidiary organized under the laws of any of the “Overseas Countries and Territories” of the European Union, in either case that has been designated as such pursuant to Section 2.20 and that has not ceased to be a Euro Borrowing Subsidiary as provided in such Section.

“Events of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination. In the event that Reuters ceases to provide such rate of exchange or such rate does not appear on the applicable Reuters source, the Exchange Rate shall be determined by reference to such other publicly available service for displaying such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income, (b) any branch profits Taxes imposed by any jurisdiction, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b) or by operation of the CAM), any withholding Tax imposed by the United States of America on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e) and (e) any withholding Tax imposed by the United States of America under FATCA, except, in the case of clause (c) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to any withholding Tax pursuant to Section 2.17 or (ii) such withholding Tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

“Existing 364-Day Credit Agreement” means the 364-Day Credit Agreement dated as of January 26, 2021, among the Company, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Borrowings” has the meaning assigned to such term in Section 2.09(d)(ii).

“Existing Credit Agreements” means the Existing 364-Day Credit Agreement and the Existing Five-Year Credit Agreement.

“Existing Five-Year Credit Agreement” means the Five-Year Credit Agreement dated as of January 30, 2018, as amended, among the Company, certain of its Subsidiaries party thereto, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.09(e).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financed Portion” means, at any time, with respect to a Securitization, the greatest amount of the claims of the parties providing financing (whether through direct purchases of receivables or interests therein or through other financing arrangements), however evidenced, including direct claims on collections of a party providing financing and including debt or equity interests or securities (other than any seller’s interests retained by any wholly owned Subsidiary) of a purchasing vehicle, permitted to be outstanding at such time under such Securitization (assuming the satisfaction of all conditions to issuance).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have, theretofore (including on the Effective Date) or concurrently therewith, delivered an incumbency certificate to the Administrative Agent as to the authority of such Person.

“Fitch” means Fitch Ratings, Ltd., or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Effective Date, the further modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Lender” means, as to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposit, (ii) standard contractual indemnities not related to the borrowing of money or Indebtedness, in each case in the ordinary course of business, or (iii) recourse at customary levels in connection with Securitizations accounted for as sales. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such guarantor in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price protection arrangement. The “principal amount” of any Hedging Agreement of the Company or any Subsidiary at any time shall be deemed to be the aggregate amount at such time of the payments that would be required to be made by the Company or such Subsidiary in the event of any early termination at such time of such Hedging Agreement.

“Increase Effective Date” has the meaning assigned to such term in Section 2.09(d)(ii).

“Increasing Lender” has the meaning assigned to such term in Section 2.09(d)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) [reserved], (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include trade payables and accrued expenses arising in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated December 2021, relating to the Company and the Transactions.

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which, if in writing, shall be in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any RFR Loan (other than any Swingline Loan), each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (d) with respect to any Swingline Loan, the date on which the principal of such Loan is repaid and the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) in the case of a Term SOFR Borrowing, one month, (b) in the case of a CDOR Borrowing, one, two or three months or (c) in the case of a EURIBOR Borrowing, one, three or six months thereafter, as the applicable Borrower may elect, or any other period agreed to by the applicable Borrower and each applicable Lender; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 10.15(b).

“Lender-Related Person” means the Administrative Agent, each Lender, any Person set forth on the cover page of this Agreement as Co-Syndication Agent and/or Joint Lead Arranger and Joint Bookrunner and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and, other than for purposes of Section 10.02, each promissory note delivered pursuant to this Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

“Loans” means the loans (including Swingline Loans) made by the Lenders to the Borrowers pursuant to this Agreement.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board.

“Material Adverse Effect” means (a) any condition or change that has affected or would reasonably be expected to affect materially and adversely the business, assets, liabilities or financial condition of the Company and the Subsidiaries taken as a whole or (b) a material adverse effect on the rights of or benefits available to the Administrative Agent or the Lenders under any Loan Document.

“Maturity Date” means December 21, 2026, as such date may be extended pursuant to Section 2.09(e).

“Maximum Rate” has the meaning assigned to such term in Section 10.14.

“MNPI” means material information concerning the Company, any Subsidiary or any of their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of their securities that could reasonably be expected to be material for purposes of the United States Federal and state securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multicurrency Tranche Commitment” means, with respect to any Lender, the commitment of such Lender to make Multicurrency Tranche Revolving Loans pursuant to Section 2.01(b) and to acquire participations in Swingline Loans as provided in Section 2.05, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Multicurrency Tranche Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or pursuant to assignments by or to such Lender under Section 10.04. The initial amount of each Multicurrency Tranche Lender’s Multicurrency Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or the Accession Agreement pursuant to which such Multicurrency Tranche Lender shall have assumed or provided its Multicurrency Tranche Commitment, as applicable.

“Multicurrency Tranche Lender” means a Lender with a Multicurrency Tranche Commitment or with outstanding Multicurrency Tranche Revolving Credit Exposure.

“Multicurrency Tranche Percentage” means, with respect to any Multicurrency Tranche Lender, the percentage of the total Multicurrency Tranche Commitments represented by such Lender’s Multicurrency Tranche Commitment. If the Multicurrency Tranche Commitments have terminated or expired, the Multicurrency Tranche Percentages shall be determined based upon the Multicurrency Tranche Commitments most recently in effect, giving effect to any assignments made hereunder.

“Multicurrency Tranche Revolving Borrowing” means a Borrowing comprised of Multicurrency Tranche Revolving Loans.

“Multicurrency Tranche Revolving Credit Exposure” means, at any time, the sum of (a) the US Dollar Equivalents of the Multicurrency Tranche Revolving Loans outstanding at such time and (b) the Swingline Exposure at such time. The Multicurrency Tranche Revolving Credit Exposure of any Lender at any time shall be the sum of (x) the sum of the US Dollar Equivalents of such Lender’s Multicurrency Tranche Revolving Loans outstanding at such time and (y) such Lender’s Swingline Exposure at such time.

“Multicurrency Tranche Revolving Loan” means a Loan made by a Multicurrency Tranche Lender pursuant to Section 2.01(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, on the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, the term “NYFRB Rate” shall be deemed to be zero for all purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement or any other Loan Document and (b) all obligations of any Subsidiary under each Hedging Agreement (i) in effect on the date hereof with a Person that was a Lender or an Affiliate of a Lender on the date hereof or (ii) entered into after the date hereof with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by US-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“Payment” has the meaning assigned to such term in Article VIII.

“Payment Notice” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.03;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, are in de minimis amounts or are being contested in good faith and by appropriate proceedings with adequate reserves under GAAP being provided therefor;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(f) easements, zoning restrictions, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) rights of setoff in favor of financial institutions (other than in respect of amounts deposited to secure Indebtedness);

(h) Liens in the nature of trustee’s Liens granted pursuant to any indenture securing obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

(i) licenses, leases or subleases (other than capital leases and other financing leases) granted to third parties (other than to secure Indebtedness) not interfering in any material respect with the business of the Company or any Subsidiary;

(j) Liens arising in connection with contracts with or made at the request of the United States of America, any State of the United States of America or any department, agency or instrumentality of the foregoing;

(k) Liens arising from deposits with or the giving of any form of security to any Governmental Authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

(l) Liens securing Indebtedness owed by a Subsidiary of the Company to the Company or another Subsidiary of the Company;

(m) any Lien arising solely by operation of law in the ordinary course of business or which is contained in a contract for the purchase or sale of goods or services entered into in the ordinary course of business;

(n) banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations; and

(o) Liens that are contractual rights of setoff;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except for (i) deposits specifically referenced in clauses (c), (d) and (k) above, (ii) any Lien specifically referenced in clause (l) above and (iii) any Lien specifically referenced in clauses (n) and (o) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means, for the Company and each Subsidiary at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions or (c) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

“Platform” has the meaning assigned to such term in Section 10.01(d).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“PTE” means a prohibited transaction class exemption issued by the US Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.20.

“Reference Time”, with respect to any setting of the then current Benchmark shall mean (a) if such Benchmark is the Adjusted Term SOFR, 5:00 a.m., Chicago time, on the day that is two Business Days preceding the date of such setting, (b) if such Benchmark is the Adjusted CDO Rate, 10:15 a.m., Toronto time, two Business Days on the date of such setting, (c) if such Benchmark is the Adjusted EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is the Daily Simple SONIA, then four RFR Business Days prior to such setting, (e) if such Benchmark is the Daily Simple ESTR, then one RFR Business Day prior to such setting or (f) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board, the NYFRB and/or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, (i) the Bank of Canada or (ii) any working group or committee officially endorsed or convened by (A) the Bank of Canada, (B) any other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of the Bank of Canada or any other such supervisors or (D) the Financial Stability Board or any part thereof, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (e) with respect to any Benchmark Replacement in respect of Loans denominated in any other Designated Foreign Currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted CDO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBO Rate, (d) with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR, (e) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA and (f) with respect to any RFR Borrowing denominated in Euro, the Daily Simple ESTR.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDO Screen Rate and (c) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate, as applicable.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of this definition, (a) the Multicurrency Tranche Revolving Credit Exposure of any Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Multicurrency Tranche Percentage of all outstanding Swingline Loans and (b) the unused Multicurrency Tranche Commitment of any such Lender shall be determined without regard to any excess amounts referred to in the preceding clause (a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Borrowing” means any Borrowing comprised of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s US Tranche Revolving Credit Exposure and Multicurrency Tranche Revolving Credit Exposure.

“Revolving Loan” means a Multicurrency Tranche Revolving Loan or a US Tranche Revolving Loan.

“RFR” means, (a) with respect to any Loan denominated in US Dollars, the Daily Simple SOFR, (b) with respect to any Loan denominated in Sterling, the SONIA and (c) with respect to any Swingline Loan, the ESTR.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in US Dollars, a US Government Securities Business Day, (b) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) for any Swingline Loan denominated in Euro, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Brussels.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to the applicable Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the US government, including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State or (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission or any successor.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization” means the transfer or pledge of accounts receivable or interests in accounts receivable (a) to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance to one or more lenders or investors of indebtedness or securities that are paid principally from the cash flow derived from such accounts receivable or interests in accounts receivable, or (b) directly to an investor or other purchaser, provided that “Securitization” shall exclude direct “non-recourse” sales by the Company and its Subsidiaries of accounts receivable to a financial institution purchaser or other third party purchaser so long as (i) such sale is made on a “true sale at law” basis and, except for any such sales consummated by Subsidiaries of the Company organized outside the United States, an opinion of legal counsel to that effect shall have been delivered and (ii) such financial institution or other third party purchaser has no recourse with respect to such sale, or with respect to the accounts receivable subject thereto, to the Company or any Subsidiary, or any assets of the Company or any Subsidiary, directly or indirectly, contingently or otherwise, except for customary representations, warranties, covenants and indemnities made in connection with such non-recourse sale.

“Significant Subsidiary” means (a) each Borrowing Subsidiary, (b) any Subsidiary that directly owns or Controls any other Significant Subsidiary, (c) any Subsidiary designated from time to time by the Company as a Significant Subsidiary by written notice to the Administrative Agent and (d) any other Subsidiary (i) the consolidated net sales of which were greater than 10% of the Company’s Consolidated Net Sales for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.05(a) or 5.05(b) (or, prior to the first delivery of such financial statements, for the period of four consecutive fiscal quarters ended October 2, 2021) or (ii) the consolidated assets of which as of the last day of the applicable period referred to in the preceding clause (i) were greater than 10% of Consolidated Total Assets as of such date. For purposes of making the determinations required by this definition, net sales and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.05(a) or 5.05(b) (or, prior to the first such delivery, the consolidated balance sheet of the Company as of October 2, 2021).

“SLL Principles” has the meaning assigned to such term in Section 2.24(b).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning assigned to such term in the definition of the term “Daily Simple SOFR”.

“SONIA” means a rate per annum equal to the Sterling Overnight Index Average published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means a Borrowing comprised of SONIA Loans.

“SONIA Interest Day” has the meaning assigned to such term in the definition of the term “Daily Simple SONIA”.

“SONIA Loan” means any Loan bearing interest at a rate determined by reference to the Daily Simple SONIA.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted CDO Rate or the Adjusted EURIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£”means the lawful money of the United Kingdom.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.09(d)(ii).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Supported QFC” has the meaning assigned to it in Section 10.20.

“Sustainability Assurance Provider” has the meaning assigned to such term in Section 2.24(c).

“Sustainability Structuring Agents” means, collectively, JPMorgan and/or one or more of the other Lenders, as selected by the Company to act as a sustainability structuring agent in respect of the credit facilities established hereunder; provided that such Person agrees to act in such capacity.

“Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Company and its Subsidiaries, which shall be confirmed by the Company as being consistent with the SLL Principles.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means, with respect to each Swingline Lender, the amount set forth opposite such Swingline Lender’s name on Schedule 2.05.

“Swingline Exposure” means, at any time, the sum of the US Dollar Equivalents of the outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Multicurrency Tranche Percentage of the sum of the US Dollar Equivalents of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Multicurrency Tranche Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.23(c) of the Swingline Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the sum of the US Dollar Equivalents of the aggregate principal amounts of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Multicurrency Tranche Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means each of JPMorgan, BofA and Citi.

“Swingline Loan” means a Loan denominated in Euro made pursuant to Section 2.05 by a Swingline Lender.

“TARGET” means the Trans-European Automated Realtime Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR, the Adjusted CDO Rate or the Adjusted EURIBO Rate.

“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for a tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR Reference Rate”.

“Term SOFR Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for a tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for such tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Tranche” means a Class of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the US Tranche Commitments and the US Tranche Revolving Loans and (b) the Multicurrency Tranche Commitments, the Multicurrency Tranche Revolving Loans and Swingline Loans.

“Tranche Percentage” means, with respect to any Lender of any Class, such Lender’s US Tranche Percentage or Multicurrency Tranche Percentage, as applicable.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the other transactions contemplated to be effected on the Effective Date in connection therewith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR, the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Adjusted Daily Simple SOFR (if applicable pursuant to Section 2.14), the Daily Simple SONIA, the Daily Simple ESTR (in the case of Swingline Loans only) or the Alternate Base Rate.

“UK Borrowing Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the United Kingdom or any political subdivision thereof that has been designated as such pursuant to Section 2.20 and that has not ceased to be a UK Borrowing Subsidiary as provided in such Section.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“US Borrowing Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the United States or any political subdivision thereof that has been designated as such pursuant to Section 2.20 and that has not ceased to be a US Borrowing Subsidiary as provided in such Section.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any other currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such other currency at the time in effect for such amount under the provisions of such Section.

“US Dollars” or “US$” refers to lawful money of the United States of America.

“US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Lender” has the meaning assigned to such term in Section 2.17(e)(ii).

“US Special Resolution Regimes” has the meaning assigned to such term in Section 10.20(a).

“US Tranche Commitment” means, with respect to any Lender, the commitment of such Lender to make US Tranche Revolving Loans pursuant to Section 2.01(a), expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Tranche Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each US Tranche Lender’s US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or the Accession Agreement pursuant to which such US Tranche Lender shall have assumed or provided its US Tranche Commitment, as applicable.

“US Tranche Lender” means a Lender with a US Tranche Commitment or with outstanding US Tranche Revolving Credit Exposure.

“US Tranche Percentage” means, with respect to any US Tranche Lender, the percentage of the total US Tranche Commitments represented by such Lender’s US Tranche Commitment. If the US Tranche Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Commitments most recently in effect, giving effect to any assignments made hereunder.

“US Tranche Revolving Borrowing” means a Borrowing comprised of US Tranche Revolving Loans.

“US Tranche Revolving Credit Exposure” means, at any time, the aggregate principal amount of the US Tranche Revolving Loans outstanding at such time. The US Tranche Revolving Credit Exposure of any Lender at any time shall be the aggregate principal amount of such Lender’s US Tranche Revolving Loans outstanding at such time.

“US Tranche Revolving Loan” means a Loan made by a US Tranche Lender pursuant to Section 2.01(a).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Stock” of any Person means capital stock of any class or classes or other Equity Interests (however designated) having ordinary voting power for the election of directors or the equivalent governing body of such Person, other than stock or other Equity Interests having such power only by reason of happening of a contingency.

“Wholly Owned Subsidiary” means any Subsidiary all the Equity Interests in which, other than directors’ qualifying shares and/or other nominal amounts of Equity Interests that are required to be held by Persons other than the Company or its Wholly Owned Subsidiaries under applicable law, are owned, directly or indirectly, by the Company.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Tranche Revolving Loan” or a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Tranche Revolving Borrowing” or a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise expressly set forth herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to the Company taking such action on such Borrower’s behalf and the Administrative Agent is expressly authorized to accept any such action taken by the Company as having the same effect as if taken by such Borrower. Each reference herein to the “knowledge” of the Company or any Subsidiary shall be deemed to be a reference to the knowledge of any member of senior management of the Company or such Subsidiary, any Financial Officer and, in the case of any reference to knowledge of any specific subject matter, the senior manager of the department or office of the Company responsible for such matter.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to (1) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness at “fair value”, as defined therein, or (2) any other accounting principle that results in any Indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof (or, in the case of Indebtedness issued at a discount (other than an underwriting discount) to stated principal amount, the issue price thereof plus accreted discount) and (B) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capitalizable asset with a corresponding lease liability where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018.

(b) All pro forma computations required to be made hereunder giving effect to any acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.05(a) or 5.05(b) (or, prior to the first delivery of such financial statements, for the period of four consecutive fiscal quarters ended October 2,

2021), and to the extent applicable, to the historical earnings and cash flows associated with the assets acquired and any related incurrence of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

SECTION 1.05. Exchange Rates. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars as of the date of the commencement of the initial Interest Period therefor (or, in the case of an RFR Loan, the date on which such RFR Loan is made) and as of the date of the commencement of each subsequent Interest Period therefor (or, in the case of an RFR Loan, each date that shall occur at intervals of three months’ duration after the date on which such RFR Loan is made), in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall, except as provided in the last two sentences of this Section, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing. Notwithstanding the foregoing, for purposes of any determination of the CAM Percentages, any determination under Article V, Article VI (other than Section 6.05) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Section 6.05, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s most recent annual and quarterly financial statements.

SECTION 1.06. Determinations Made in Good Faith. All determinations hereunder made by any party hereto shall be made in good faith.

SECTION 1.07. Times of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.08. Certifications. All certifications to be made hereunder by an officer or representative of any Borrower shall be made by such a Person in his or her capacity solely as an officer or a representative of such Borrower, on such Borrower’s behalf and not in such Person’s individual capacity.

SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.10. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in US Dollars or any Designated Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make from time to time during the Availability Period US Tranche Revolving Loans in US Dollars to the Company and the Borrowing Subsidiaries in an aggregate principal amount that will not result in (i) such Lender’s US Tranche Revolving Credit Exposure exceeding such Lender’s US Tranche Commitment or (ii) the total US Tranche Revolving Credit Exposure exceeding the total US Tranche Commitments.

(b) Subject to the terms and conditions set forth herein, each Multicurrency Tranche Lender agrees to make from time to time during the Availability Period Multicurrency Tranche Revolving Loans in US Dollars or a Designated Foreign Currency to the Company and the Borrowing Subsidiaries that will not result in (i) such Lender’s Multicurrency Tranche Revolving Credit Exposure exceeding such Lender’s Multicurrency Tranche Commitment or (ii) the total Multicurrency Tranche Revolving Credit Exposure exceeding the total Multicurrency Tranche Commitments.

(c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans during the Availability Period.

SECTION 2.02. Loans and Borrowings. (a) Each US Tranche Revolving Loan shall be made as part of a Borrowing consisting of US Tranche Revolving Loans made by the US Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective US Tranche Commitments. Each Multicurrency Tranche Revolving Loan shall be made as part of a Borrowing consisting of Multicurrency Tranche Revolving Loans made by the Multicurrency Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Multicurrency Tranche Commitments. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Swingline Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, (i) each US Tranche Revolving Borrowing shall be comprised entirely of (A) Term SOFR Loans or (B) ABR Loans, as the applicable Borrower may request in accordance herewith and (ii) each Multicurrency Tranche Revolving Borrowing shall be comprised entirely of (A) in the case of a Multicurrency Tranche Revolving Borrowing denominated in Canadian Dollars, CDOR Loans, (B) in the case of a Multicurrency Tranche Revolving Borrowing denominated in Euro, EURIBOR Loans, (C) in the case of a Multicurrency Tranche Revolving Borrowing denominated in Sterling, SONIA Loans and (D) in the case of a Multicurrency Tranche Revolving Borrowing denominated in US Dollars, (1) Term SOFR Loans or (2) ABR Loans, as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) a Term Benchmark Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. At the time that each ABR Revolving Borrowing or any RFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing or an RFR Revolving Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. Each Swingline Loan shall be in an amount that is an integral multiple of €1,000,000 and not less than €1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be outstanding more than a total of 10 Term Benchmark Revolving Borrowings and RFR Revolving Borrowings.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone or email (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, if telephonic, shall be confirmed promptly by email to the Administrative Agent of a written Borrowing Request signed by a Financial Officer of the applicable Borrower, or by a Financial Officer of the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

(ii) whether the requested Borrowing is to be a US Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing;

(iii) the currency and aggregate principal amount of the requested Borrowing;

(iv) the date of the requested Borrowing, which shall be a Business Day;

(v) the Type of the requested Borrowing;

(vi) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no currency is specified with respect to any requested Revolving Borrowing, then the relevant Borrower shall be deemed to have selected (A) in the case of any US Tranche Revolving Borrowing, US Dollars and (B) in the case of any Multicurrency Tranche Revolving Borrowing, (w) in the case of any UK Borrowing Subsidiary, Sterling, (x) in the case of any Euro Borrowing Subsidiary, Euro, (y) in the case of any Canadian Borrowing Subsidiary, Canadian Dollars and (z) in the case of the Company and any other Borrowing Subsidiary, US Dollars. If no election as to the Type of a Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (1) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (2) in the case of a Borrowing denominated in any other currency, a CDOR Borrowing, a EURIBOR Borrowing or a SONIA Borrowing, as the case may be. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Company and any Borrowing Subsidiary denominated in Euro from time to time during the Availability Period, in an aggregate amount at any time outstanding that will not result in (i) the sum of the US Dollar Equivalents of the principal amounts of the outstanding Swingline Loans exceeding US$300,000,000, (ii) the sum of the US Dollar Equivalents of the principal amounts of outstanding Swingline Loans made by any Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (iii) the total Multicurrency Tranche Revolving Credit Exposure exceeding the total Multicurrency Tranche Commitments or (iv) the Multicurrency Tranche Revolving Credit Exposure of any Lender exceeding such Lender’s Multicurrency Tranche Commitment; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the Borrowing Subsidiaries may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent and the applicable Swingline Lender of such request by telephone (confirmed by email), not later than 12:00 noon, London time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The applicable Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to an account of such Borrower maintained with the Administrative Agent by 3:45 p.m., London time, on the requested date of such Swingline Loan.

(c) The applicable Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, London time, on any Business Day require the Multicurrency Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which the Multicurrency Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Multicurrency Tranche Lender, specifying in such notice such Lender’s Multicurrency Tranche Percentage of such Swingline Loan or Loans. Each Multicurrency Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, London time, on a Business Day, no later than 2:00 p.m., London time, on such Business Day, and if received after 12:00 noon, London time, on a Business Day, no later than 10:00 a.m., London time, on the immediately succeeding Business Day), to pay to the Administrative Agent, in Euro, for the account of the applicable Swingline Lender, such Lender’s Multicurrency Tranche Percentage of such Swingline Loan or Loans. Each Multicurrency Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Multicurrency Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Tranche Lender further acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Company deemed made pursuant to Section 4.02. Each Multicurrency Tranche Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Tranche Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Multicurrency Tranche Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from or on behalf of the applicable Borrower in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted to the Multicurrency Tranche Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

SECTION 2.06. [Reserved].

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative

Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A)(1) the NYFRB Rate, in the case of Loans denominated in US Dollars and (2) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, in the case of Loans denominated in a Designated Foreign Currency and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing, as the case may be. If a Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing (if denominated in US Dollars) to a different Type or to continue such Borrowing (if a Term Benchmark Revolving Borrowing) and, in the case of a Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and any Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower (or the Company on its behalf) shall notify the Administrative Agent of such election, by telephone or email, by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by email to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the applicable Borrower (or a Financial Officer of the Company on its behalf). Notwithstanding any other provision of this Section, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing not available to such Borrower under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing, but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be automatically continued as a Term Benchmark Revolving Borrowing of the same Type, having an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and, other than in the case of clause (g) or (h) of Article VII, the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a Term SOFR Borrowing, (ii) unless repaid, each outstanding Term SOFR Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) with respect to any outstanding Term Benchmark Revolving Borrowing denominated in a Designated Foreign Currency, such Borrowing may not be continued for an Interest Period of more than one month’s duration.

SECTION 2.09. Termination and Reduction of Commitments; Increase in Commitments; Extension of Maturity Date. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments under any Tranche; provided that (i) each reduction of the Commitments under any Tranche shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the total Revolving Credit Exposure under any Tranche would exceed the total Commitments under such Tranche.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under any Tranche under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked if such condition is not satisfied by the Company delivering notice to the Administrative Agent on or prior to the specified effective date. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under any Tranche shall be made ratably among the Lenders in accordance with their respective Commitments under such Tranche.

(d) (i) The Company may at any time and from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to the Lenders) executed by the Company and one or more financial institutions (any such financial institution being called an “Increasing Lender”), which may include any Lender, cause new US Tranche Commitments or Multicurrency Tranche Commitments to be established by the Increasing Lenders (or cause the existing US Tranche Commitments or Multicurrency Tranche Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender (which shall not be less than US$5,000,000) set forth in such notice; provided that (A) immediately after giving effect to the applicable Commitment Increase, the sum of (1) the aggregate amount of the Commitments and (2) the aggregate amount of the commitments under the 364-Day Credit Agreement shall not exceed US$3,000,000,000, (B) the sum of the new Commitments and increases in existing Commitments established pursuant to this paragraph on any single date shall not be less than US$25,000,000 (unless a lesser amount is the maximum permitted amount of such Commitment Increase under clause (A) above, in which case the amount of the increase shall be such lesser amount) for any such increase, (C) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, in the case of any increase in the Multicurrency Tranche Commitments, each Swingline Lender (which approval shall not be unreasonably withheld, conditioned or delayed), (D) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Company (an “Accession Agreement”) and (E) no Lender shall be required to become an Increasing Lender. New Commitments and increases in Commitments shall become effective on the dates specified in the applicable notices delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (x) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender (or a Lender of the applicable Class) hereunder and subject to all obligations of a Lender (or a Lender of the applicable Class) hereunder and (y) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment or Commitments of such Increasing Lender as provided in such Accession Agreement. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) pursuant to this paragraph shall become effective unless (I) the Administrative Agent shall have received documents with respect to each Borrower consistent with those delivered under Sections 4.01(b) and 4.01(c), giving effect to such increase, and (II) on the effective date of such increase, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (without giving effect to the first parenthetical in Section 4.02(a) and with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company.

(ii) On the effective date (the “Increase Effective Date”) of any increase in the Commitments of any Tranche pursuant to clause (i) above (a “Commitment Increase”), (A) the aggregate principal amount of the Revolving Borrowings of such Tranche outstanding (the “Existing Borrowings”) immediately prior to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (B) each Increasing Lender that shall have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the difference between (1) the product of (x) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (y) the amount of each Subsequent Borrowing (as hereinafter defined) and (2) the product of (x) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (y) the amount of each Existing Borrowing, (C) each Increasing Lender that shall not have had a Commitment under such Tranche prior to the Commitment Increase shall pay to Administrative Agent in same day funds (in the applicable currencies) an amount equal to the product of (1) such Increasing Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (D) after the Administrative Agent receives the funds specified in clauses (B) and (C) above, the Administrative Agent shall pay to each Lender (in the applicable currencies) the portion of such funds that is equal to the difference between (1) the product of (x) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (y) the amount of each Existing Borrowing and (2) the product of (x) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (y) the amount of each Subsequent Borrowing, (E) after the effectiveness of the Commitment Increase, the applicable Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in amounts (in the currencies of the Existing Borrowings) equal to the amounts of the Existing Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (F) each Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (G) the applicable Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Borrowings. The deemed payments made pursuant to clause (A) above shall be subject to compensation by the applicable Borrowers pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

(iii) In connection with any increase in the Commitments under this Section 2.09(d), the Administrative Agent and the Company may, without the consent of any Lender, effect such technical amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.09(d); provided that the Administrative Agent shall post such amendment to the Lenders (which may be posted to the Platform) reasonably promptly after the effectiveness thereof.

(e) The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request from time to time that the Lenders extend the Maturity Date for an additional period of one year; provided that (x) not more than one such extension may be requested in any period of 12 months and not more than two such extensions may be requested during the term of this Agreement and (y) after giving effect to any such extension, the Maturity Date shall be no more than five years from the effective date of such extension. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 15th day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date extension shall be at the sole discretion of each Lender. The Company shall have the right to replace any Declining Lender as provided in Section 2.19(b). Each Commitment of any Declining Lender not so replaced shall terminate on the Maturity Date in effect as to such Lender prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by the Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of the Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) the total US Tranche Revolving Credit Exposure will not exceed the total US Tranche Commitments and (ii) the total Multicurrency Tranche Revolving Credit Exposure will not exceed the total Multicurrency Tranche Commitments. Notwithstanding the foregoing, (1) no extension of the Maturity Date pursuant to this paragraph (e) shall become effective unless (A) on the effective date of such extension of the Maturity Date, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (without giving effect to the first parenthetical in such paragraph (a) and with all references in such paragraphs to the making of Loans being deemed to be references to such extension) and (B) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (2) the Maturity Date and the Availability Period, as such terms are used in reference to any Swingline Lender or any Swingline Loan made by such Swingline Lender may not be extended without the prior written consent of such Swingline Lender (it being understood and agreed that, in the event any Swingline Lender shall not have consented to any such extension, (x) such Swingline Lender shall continue to have all the rights and obligations of a Swingline Lender under this Agreement through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable) and thereafter shall have no obligation to make any Swingline Loan (but shall, in each case, continue to be entitled to the benefits of Section 2.05 and Sections 2.15, 2.17, 2.21 and 10.03 as to the Swingline Loans made prior thereto) and (y) the Borrowers shall repay the principal amount of all outstanding Swingline Loans made by such Swingline Lender, together with any accrued interest thereon, on the applicable Existing Maturity Date).

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after the date on which such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in Euro is made to a Borrower that shall have borrowed Swingline Loans, such Borrower shall repay all its outstanding Swingline Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal, interest or other amount due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and payment of any amounts required under Section 2.16.

(b) In the event and on each occasion that the total Revolving Credit Exposure under either Tranche exceeds the total Commitments under such Tranche, then on the last day of any Interest Period for any Term Benchmark Revolving Borrowing under such Tranche, and on each other date on which any RFR Revolving Borrowing or ABR Revolving Borrowing under such Tranche or Swingline Loan in which Lenders under such Tranche have acquired participations shall be outstanding, the applicable Borrowers shall prepay the applicable Loans in an aggregate amount equal to the lesser of (i) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (ii) the amount of the applicable Revolving Borrowings or Swingline Loans referred to above. If at any time the total Revolving Credit Exposure under any Tranche exceeds 105% of the total Commitments under such Tranche, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by email) or email of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing (other than a Swingline Loan), not later than 11:00 a.m., New York City time, five RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the day (which shall be a Business Day) of prepayment, and (iv) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., London time, on the day (which shall be a Business Day) of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, select the Borrowing or the Borrowings to be prepaid and specify the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice may be conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked if such condition is not satisfied by the Company delivering notice to the Administrative Agent on or prior to the specified prepayment date. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type and currency as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Borrowers agree to pay to the Administrative Agent, in US Dollars, for the account of each Lender a facility fee, which shall accrue at the relevant Facility Fee Rate specified in the definition of Applicable Rate on the daily amount of the Commitments (whether used or unused) of such Lender during the period from and including the date of this Agreement to but excluding the date on which its Commitments terminate; provided that, if such Lender continues to have any Revolving Credit Exposure under any Tranche after its Commitment under such Tranche terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure under such Tranche from and including the date on which its Commitment under such Tranche terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure under such Tranche. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on the Maturity Date and, with respect to the facility fees accrued on the Commitments under any Tranche, on the date on which all the Commitments under such Tranche shall have terminated, commencing on the first such date to occur after the date hereof; provided that the facility fees accruing on the Revolving Credit Exposure under any Tranche after the date on which all the Commitments under such Tranche terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between any Borrower and the Administrative Agent.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for its own account or, in the case of facility fees, for distribution to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each CDOR Borrowing shall bear interest at the Adjusted CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each RFR Borrowing (including each Swingline Loan) shall bear interest at the applicable Daily Simple RFR plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on CDOR Borrowings, SONIA Borrowings and ABR Borrowings when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Term SOFR, the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Daily Simple RFR and the Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest; Illegality. (a) Subject to Section 2.14(b), if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the Term SOFR, the Adjusted CDO Rate, the CDO Rate, the Adjusted EURIBO Rate or the EURIBO Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable currency; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Adjusted Term SOFR, the Adjusted CDO Rate or the Adjusted EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time that the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the Lenders as promptly as practicable thereafter and until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with Section 2.08 or a new Borrowing Request in accordance with Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or 2.14(a)(ii) and (B) in the case of Loans denominated in a Designated Foreign Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with Section 2.08 or a new Borrowing Request in accordance with Section 2.03, (A) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or 2.14(a)(ii), and (B) in the case of Loans denominated in a Designated Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make, in consultation with the Borrower, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then current Benchmark is a term rate (including the Term SOFR, the CDO Rate or the EURIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the applicable Borrower will be deemed to have converted any request for (A) a Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (B) any Term Benchmark Borrowing or RFR Borrowing denominated in a Designated Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (1) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) in the case of Loans denominated in a Designated Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent. During any Benchmark Unavailability Period or at any time that a tenor for the then current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

(c) If any Lender determines that due to any Change in Law it is unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans in any Designated Foreign Currency, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue the affected Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to promptly give), (ii) upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay the affected Loans of such Lender and (iii) upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 2.16. Each Lender agrees to designate a different applicable lending office if such designation will avoid the need for any such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except to the extent any such reserve requirement is reflected in the Adjusted CDO Rate or the Adjusted EURIBO Rate); or

(ii) subject the Administrative Agent or any Lender to any Taxes (other than Taxes on payments under this Agreement and Other Taxes, which shall be governed by Section 2.17, and Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any applicable offshore interbank market for the applicable currency any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, on an after-tax basis for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding such Lender’s or its holding company’s capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) If the cost to any Lender of making or maintaining any Loan to any Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material by reason of the fact that such Borrowing Subsidiary is incorporated or otherwise organized in, or conducts business in, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with supporting documentation or computations, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to paragraph (a) or (b) of this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) or 2.14(b) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the actual loss, cost and expense (but not lost profit) attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, together with supporting documentation or computations, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17. Taxes. (a) Each payment by any Borrower under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Borrower or the Administrative Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Borrower or the Administrative Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent or each Lender (as the case may be) receives the amount it would have received had no such withholding been made.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount and nature of such payment or liability delivered to the Company by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as reasonably requested by the Company to permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing:

(i) Any Foreign Lender that is entitled to an exemption from, or reduction in, US Federal withholding tax shall deliver to the Company and the Administrative Agent two completed copies of (A) either United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY (together with any applicable underlying forms), or any subsequent versions thereof or successors thereto, (B) in the case of a Foreign Lender claiming exemption from or reduction in US Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” the applicable Form W-8BEN or Form W-8BEN-E or any subsequent versions thereof or successors thereto and a certificate representing that such Foreign Lender (1) is not a bank for purposes of Section 881(c)(3)(A) of the Code, (2) is not a “10 percent shareholder” (within the meaning of Section 881(c)(3)(B) of the Code) of any Borrower, (3) is not a “controlled foreign corporation” (within the meaning of Section 881(c)(3)(C) of the Code) and (4) is not conducting a trade or business in the United States with which the relevant interest payments are effectively connected or (C) any other applicable document prescribed by the Internal Revenue Service certifying as to the entitlement of such Foreign Lender to such exemption, or reduced rate, from United States withholding tax with respect to all payments to be made to such Foreign Lender under this Agreement and the other Loan Documents, in all cases, properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, US Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any form pursuant to this Section 2.17(e) that such Lender is not legally able to deliver.

(ii) Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “US Lender”) (A) on or prior to the date such US Lender becomes a US Lender hereunder and (B) from time to time if requested by the Company, shall provide the Administrative Agent and the Company with two accurate and duly completed executed copies of United States Internal Revenue Service Form W-9 certifying as to such Lender’s entitlement to full exemption from United States backup withholding tax, or any successor forms.

(iii) If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by law and at such time or times as shall be reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent, as the case may be, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Company pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(g) shall be paid within 10 Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees or of amounts payable under Section 2.15, 2.16 or 2.17 or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, then, in the case of payments in US Dollars, prior to 2:00 p.m., New York City time, and, in the case of payments in a Designated Foreign Currency, no later than the Applicable Time specified by the Administrative Agent), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account of the Administrative Agent as the Administrative Agent shall from time to time specify in a notice delivered to the Company, except that payments to be made directly to a

Swingline Lender as expressly provided herein shall be made directly to such parties and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for such payment (other than as described in the definition of Interest Period) shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars, except as otherwise expressly provided. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. Any amount payable by the Administrative Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euro.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower to pay fully all amounts of principal, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of the Loans then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or amounts owing in respect of any participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, amounts owing in respect of participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans or amounts owing in respect of participations in Swingline Loans, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and amounts owing in respect of participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as amended from time to time), including Section 2.09(e), 2.14(c) or 2.21, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i)(A) the NYFRB Rate, in the case of an amount denominated in US Dollars, and (B) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, in the case of an amount denominated in any Designated Foreign Currency, and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.05(c), 2.07(b), 2.18(d) or 10.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.21, or if any Lender delivers a notice preventing a Subsidiary from becoming a Borrowing Subsidiary pursuant to Section 2.20, or if any Lender becomes a Defaulting Lender or is a Declining Lender under Section 2.09(e), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payment pursuant to Section 2.15, 2.17 or 2.21) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent and, in the case of an assignment of Multicurrency Tranche Commitments or Swingline Exposure, each Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17 or additional interest required pursuant to Section 2.21, such assignment will result in a material reduction in such compensation, payments or additional interest and (iv) such assignment does not conflict with applicable law. Each party hereto agrees that (A) an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) and (B) the Lender required to make such assignment and delegation need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as may be reasonably requested by such Lender; provided, however, that such documents shall be without recourse to or warranty by the parties thereto. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Wholly Owned Subsidiary of the Company organized in the United States of America, the United Kingdom, a member state of the European Union or Canada as a US Borrowing Subsidiary, a UK Borrowing Subsidiary, a Euro Borrowing Subsidiary or a Canadian Borrowing Subsidiary, as applicable, by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent will make a copy of such Borrowing Subsidiary

Agreement available to the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date five Business Days after it has been so made available by the Administrative Agent (subject to the receipt by any Lender of any information reasonably requested by it under the PATRIOT Act or other “know-your-customer” laws not later than the second Business Day after the delivery of such Borrowing Subsidiary Agreement), unless prior thereto the Administrative Agent shall have received written notice from any Lender stating that it would be unlawful under Federal or applicable state or foreign law, or contrary to such Lender’s internal policies of general applicability, for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein, in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender withdraws such notice or ceases to be a Lender hereunder pursuant to Section 2.19(b). Upon the effectiveness of any Borrowing Subsidiary Agreement, the applicable Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, (a) no Borrowing Subsidiary shall be permitted to borrow hereunder at a time when it shall be unlawful for any Lender participating in a Tranche under which such Subsidiary may borrow to make Loans or otherwise extend credit to such Subsidiary as provided herein and (b) no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21. Additional Reserve Costs. (a) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the Bank of England or the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate) in respect of any of such Lender’s Term Benchmark Loans in any Designated Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Term Benchmark Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(b) Any additional interest owed pursuant to paragraph (a) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

SECTION 2.22. Redenomination of Certain Designated Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the European interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Term Benchmark Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation, without limiting the liability of any Borrower for any amount due under this Agreement and without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

(c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Company) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 10.02, require the consent of such Defaulting Lender in accordance with the terms hereof; and

(c) if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure of such Defaulting Lender (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c) and, in the case of any Defaulting Lender that is a Swingline Lender, other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders that are Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages, but only to the extent that no non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure, as increased by its share of such Defaulting Lender’s Swingline Exposure (excluding such portion thereof), would exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment;

(ii) if the reallocations described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (after giving effect to any partial reallocation pursuant to clause (i) above) prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that cannot be reallocated;

(iii) if all or any portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Swingline Lender or any other Lender hereunder, all facility fees payable under Section 2.12(a) for the account of such Defaulting Lender (solely with respect to such Swingline Exposure or the portion of such Defaulting Lender’s Multicurrency Tranche Commitment utilized by such Swingline Exposure) shall be payable to the Swingline Lenders (and allocated among them ratably based on the amount of such Defaulting Lender’s Swingline Exposure attributable to Swingline Loans made by each Swingline Lender) until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(iv) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, unless it is satisfied that the related Swingline Exposure of such Defaulting Lender will be 100% reallocated to non-Defaulting Lenders, and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders of the applicable Tranche in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent entity of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) a Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan, unless such Swingline Lender shall have entered into arrangements with the Borrowers or such Lender reasonably satisfactory to the Swingline Lender to eliminate any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers and each Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures of the Multicurrency Tranche Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the US Tranche Loans and/or Multicurrency Tranche Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold such Loans in accordance with their applicable Tranche Percentages, whereupon such Lender shall cease to be a Defaulting Lender (but shall not be entitled to receive any fees ceasing to accrue during the period when it was a Defaulting Lender as set forth in this Section and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 10.02(b) and this Section during such period shall be binding on it).

No Commitment of any Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by the Borrowers of their obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Swingline Lenders or any non-Defaulting Lender may have against such Defaulting Lender (and, for the avoidance of doubt, each non-Defaulting Lender shall have a claim against any Defaulting Lender for any losses it may suffer as a result of the operation of this Section).

SECTION 2.24. Sustainability Targets. (a) After the Effective Date, the Company may submit a written request to the Administrative Agent that this Agreement be amended to provide for an annual adjustment (an increase, a decrease or no adjustment) to the Applicable Rate based on the performance of the Company and its Subsidiaries against the Sustainability Targets (such amendment, the “ESG Amendment”). Such request shall be accompanied by the proposed Sustainability Targets, as prepared by the Company in consultation with the Sustainability Structuring Agent.

(b) In connection with a request for the ESG Amendment, the Company shall engage in good faith discussions with the Administrative Agent, the Sustainability Structuring Agent and one or more of the Lenders in respect of the proposed Sustainability Targets and the proposed Sustainability Assurance Provider (as defined below), and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to the Applicable Rate, to be set forth in the ESG Amendment (collectively, the “ESG Pricing Provisions”); provided that (i) the amount of any such adjustments shall not result in a decrease or an increase of more than (A) 0.01% in the “Facility Fee Rate” set forth in the definition of Applicable Rate (at any level of the pricing grid set forth therein) and/or (B) 0.04% in the “Term Benchmark Spread or RFR Spread” or the “Alternate Base Rate Spread” set forth in the definition of Applicable Rate (at any level of the pricing grid set forth therein), in each case, during any fiscal year, (ii) in no event shall the amount of any such adjustment result in the Applicable Rate, whether with respect to the “Facility Fee Rate”, the “Term Benchmark Spread or RFR Spread” or the “Alternate Base Rate Spread” set forth therein, being less than 0% at any time and (iii) such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place. The Company agrees and confirms that the ESG Pricing Provisions shall be consistent in all material respects with the Sustainability Linked Loan Principles, as published in May 2021, and as it may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”) as of the date of effectiveness of the ESG Amendment.

(c) The ESG Amendment shall (i) set forth the Sustainability Targets and the ESG Pricing Provisions, (ii) shall identify a sustainability assurance provider (the “Sustainability Assurance Provider”), which shall be a qualified external reviewer, independent of the Company and its Subsidiaries, with relevant expertise (in each case in the Company’s reasonable judgment), such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, and (iii) may contain provisions relating thereto, including, without limitation, the provisions described in this Section 2.24 and provisions setting forth indemnities and other protections for the benefit of the Sustainability Structuring Agent.

(d) A copy of the proposed ESG Amendment shall be posted to all the Lenders. The effectiveness of the ESG Amendment (including the ESG Pricing Provisions) shall be subject to the execution and delivery thereof by the Company, the Administrative Agent and the Required Lenders (it being agreed that no consent of any other Lender shall be required for the effectiveness of the ESG Amendment).

(e) Following the effectiveness of the ESG Amendment, any amendment or other modification to the ESG Pricing Provisions that does not have the effect of reducing the Applicable Rate to a level not otherwise permitted by this Section 2.24 shall be subject only to the prior written consent of the Company and the Required Lenders, subject to the provisions of clause (G) of the first proviso to Section 10.02(b), clause (1) of the second proviso to Section 10.02(b) and Section 10.02(c)(ii).

ARTICLE III

Representations and Warranties

Each of the Company and the Borrowing Subsidiaries represents and warrants to the Lenders that:

SECTION 3.01. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) under the laws of the jurisdiction of its organization, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified and, to the extent relevant, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where such failure to be so licensed or qualified and in good standing would not have a Material Adverse Effect.

SECTION 3.02. Subsidiaries. Each Significant Subsidiary is duly organized, validly existing and in good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) under the laws of the jurisdiction of its organization, has the requisite power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where such failure would not have a Material Adverse Effect. All the issued and outstanding Equity Interests in each Significant Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such Equity Interests owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary, free of any Lien other than Permitted Encumbrances.

SECTION 3.03. Corporate Authority and Validity of Obligations. Each Borrower has the requisite right and authority to consummate the Transactions, to enter into this Agreement and each other Loan Document to which it is a party, to make the borrowings herein provided for and to perform all of its obligations hereunder and under each other Loan Document to which it is a party. Each of the Transactions has been duly authorized by the Borrowers and the execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate, company or partnership action by each Borrower party thereto, and the Loan Documents constitute valid and binding obligations of the Borrowers party thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. None of the Transactions, this Agreement, the other Loan Documents or the performance or observance by any Borrower or any Subsidiary of its obligations under the Loan Documents will contravene any provision of law or judgment or any charter or by-law provision of any Borrower or, to the extent such contravention would reasonably be expected to result in any Material Adverse Effect, any material covenant, indenture or agreement of or affecting any Borrower or a substantial portion of any of their respective properties.

SECTION 3.04. Margin Stock. None of the Borrowers or Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and none of the Borrowers or Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board.

SECTION 3.05. Financial Reports. The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, equity and cash flows of the Company and the Subsidiaries and accompanying notes thereto as at January 2, 2021, and for the fiscal year then ended, which financial statements are accompanied by the report of PricewaterhouseCoopers LLP, and the consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, equity and cash flows of the Company and the Subsidiaries as at October 2, 2021, and for the fiscal quarter and portion of the fiscal year then ended, in each case heretofore filed with the SEC, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as at such dates and their consolidated results of operations and cash flows for the periods then ended in conformity with GAAP, subject, in the case of the October 2, 2021, financial statements, to normal year-end audit adjustments and the absence of footnotes.

SECTION 3.06. No Material Adverse Change. Since October 2, 2021, there has not occurred or become known any condition or change that has affected or would reasonably be expected to affect materially and adversely the business, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole.

SECTION 3.07. Litigation. There is no litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to impair the validity or enforceability of, or materially impair the ability of the Company or any other Borrower to perform its obligations under, this Agreement or any other Loan Document or (b) except as disclosed on Schedule 3.07 or in the Company’s Form 10-Ks and 10-Qs filed with the SEC covering periods through October 2, 2021, would reasonably be expected to result in any Material Adverse Effect.

SECTION 3.08. Tax Returns. Except as set forth on Schedule 3.08, the Company has filed consolidated United States Federal income tax returns for all taxable years ended on or before January 2, 2021, and any original or material additional assessments for any such year have been paid or the applicable statute of limitations therefor has expired. There are no assessments pending for the consolidated United States Federal income tax returns of the Company and the Subsidiaries for any taxable year ended after January 2, 2021, nor to the knowledge of the Company is any such assessment threatened, other than those provided for by adequate reserves under GAAP and those that would not reasonably be expected to result in any Material Adverse Effect.

SECTION 3.09. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, or any other Person, is necessary to the consummation of the Transactions or the valid execution, delivery or performance by any Borrower of this Agreement or any other Loan Document except for those obtained on or before the Effective Date or those the failure to obtain which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

SECTION 3.10. ERISA. The Company and the Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC. No condition exists or event or transaction has occurred under or relating to any Plan which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Environmental Matters. Except as set forth on Schedule 3.11, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company and its Subsidiaries (a) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Laws, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Laws or (d) knows of any basis for any Environmental Liability.

SECTION 3.12. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for defects in title that could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by them does not infringe upon the rights of any other Person, except for any such defects in ownership or license rights or other infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.13. Compliance with Laws. (a) Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of the Food and Drug Administration and each other Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) The Company has implemented and maintains in effect policies and procedures designed to provide for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (i) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. Neither the Company nor any of its Subsidiaries will directly or, to its knowledge, indirectly use the proceeds of any Borrowing in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.

SECTION 3.14. Investment Company Status. None of the Borrowers is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.15. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurance can be given that such projections will be realized).

SECTION 3.16. Affected Financial Institution. None of the Borrowers is an Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 10.06(b), may include any Electronic Signatures transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Gary H. Pilnick, Vice Chairman – Corporate Development and Chief Legal Officer of the Company, and (ii) Kirkland & Ellis LLP, counsel for the Company. The Company hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of the Company and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid on or prior to the Effective Date by the Company hereunder.

(f) On the Effective Date, the commitments under the Existing Credit Agreements shall have been terminated, the loans and other amounts outstanding or accrued thereunder, whether or not at the time due and payable, shall have been paid in full and no letter of credit shall be outstanding thereunder.

(g) The Administrative Agent and the Lenders shall have received all documentation and other information relating to the Company reasonably requested by them for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

(h) The 364-Day Credit Agreement shall have become effective substantially concurrently with the effectiveness of this Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 11:59 p.m., New York City time, on December 21, 2021 (and in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Borrowing. The obligation of each Lender to make any Loan hereunder is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a) The representations and warranties (other than those set forth in Sections 3.06 and 3.07 in the case of Borrowings made after the Effective Date) of the Borrowers set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty set forth in the Loan Documents already qualified as to materiality, in all respects) on and as of the date of such Borrowing, with all references to financial statements as of the end of or for a specific fiscal year or fiscal quarter in the applicable representations and warranties being deemed, after the first delivery of annual or quarterly, as applicable, financial statements pursuant to Section 5.05(a) or 5.05(b), to be references to the most recent annual or quarterly, as applicable, financial statements delivered pursuant to Section 5.05(a) or 5.05(b).

(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date thereof that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied.

SECTION 4.03. Initial Extension of Credit to each Borrowing Subsidiary. The obligation of each Lender to make Loans to any Borrowing Subsidiary is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.

(b) The Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders as to itself and its subsidiaries and each Borrowing Subsidiary covenants and agrees with the Lenders as to itself and its subsidiaries that:

SECTION 5.01. Corporate Existence. The Company shall, and shall cause each Significant Subsidiary to, preserve and maintain its corporate existence, subject to the provisions of Section 6.03.

SECTION 5.02. Maintenance of Properties. The Company will maintain, preserve and keep its property necessary to the proper conduct of its business in reasonably good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and will from time to time make all necessary repairs, renewals, replacements, additions and betterments thereto so that in the judgment of the Company at all times such property shall be reasonably preserved and maintained, and will cause each Significant Subsidiary so to do for property owned or used by it, except where the failure to maintain or preserve such property could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 5.02 shall prevent the Company or a Significant Subsidiary from discontinuing the operation or maintenance of any such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of the Subsidiary and in the reasonable opinion of the Company is not disadvantageous in any material respect to the Lenders.

SECTION 5.03. Taxes. The Company will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against the Company or such Subsidiary or against their respective property, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that (a) the same is being contested in good faith and by appropriate proceedings and adequate reserves under GAAP are provided therefor or (b) the failure to do so could not reasonably be expected to result in Material Adverse Effect.

SECTION 5.04. Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in such amounts and against at least such risks (after giving effect to any self-insurance, deductibles and exclusions which the Company believes (in the good faith judgment of management of the Company) are reasonable and prudent in light of the size and nature of the business of the Company and its Subsidiaries) as the Company believes (in the good faith judgment of the management of the Company) are reasonable in light of the size and nature of the business of the Company and its Subsidiaries.

SECTION 5.05. Financial Reports and Other Information. The Company will, and will cause each Subsidiary to, furnish to the Lenders and their respective duly authorized representatives such information respecting the business and financial condition of the Company and the Subsidiaries as they may reasonably request; and without any request will furnish to the Administrative Agent, which will make available by means of electronic posting to each Lender:

(a) within 60 days after the end of each of the first three quarterly fiscal periods of the Company, a copy of the Company’s Form 10-Q Report filed with the SEC;

(b) within 120 days after the end of each fiscal year of the Company, a copy of the Company’s Form 10-K Report filed with the SEC, including a copy of the annual report of the Company and the Subsidiaries for such year with accompanying financial statements, prepared by the Company and audited and opined on by independent registered public accounting firm of recognized standing, in accordance with GAAP;

(c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Company sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Company files with the SEC, or with any national securities exchange;

(d) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and

(e) (i) promptly after the Company has knowledge thereof, notice (including a description in reasonable detail) of the occurrence of any Default or Event of Default and (ii) within five Business Days after the Company has knowledge thereof, notice of any change to any rating of the Index Debt by S&P, Moody’s or Fitch.

Each of the financial statements furnished to the Lenders pursuant to clauses (a) and (b) of this Section 5.05 shall be accompanied by a compliance certificate in substantially the form of Exhibit F signed by a Financial Officer of the Company. If the Company is no longer required to file Form 10-Q and 10-K Reports with the SEC, the Company will nevertheless furnish to the Lenders at the times herein above set forth all the financial and other information that would have comprised such filings.

Information required to be delivered pursuant to this Section shall be deemed to have been delivered on the date on which (i) such information has been publicly posted on the Company’s website on the Internet at http://www.kelloggs.com or is publicly available at http://www.sec.gov or (ii) such information is posted on the Company’s behalf on an Internet or intranet website, if any, to which the Administrative Agent or each Lender have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that the Company shall deliver paper copies of the information referred to in this Section after the date delivery is required thereunder to any Lender that requests in writing such delivery within five Business Days after such request. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of any information required to be delivered pursuant to this Section, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which in all material respects full, true and correct entries are made of all dealings and transactions in relation to its business and activities consistent with good business practices in the judgment of the Company. Upon the occurrence of an Event of Default that is continuing, the Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its independent accountants (upon reasonable notice to the Company and with its officers permitted to be present at such times) and its officers, all at such reasonable times and as often as reasonably requested.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of the Food and Drug Administration and each other Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders as to itself and its subsidiaries and each Borrowing Subsidiary covenants and agrees with the Lenders as to itself and its subsidiaries that:

SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist at any time:

(a) any Indebtedness of the Company secured by any Lien (other than Permitted Encumbrances) encumbering any asset of the Company or any Subsidiary (other than Indebtedness of the Company set forth on Schedule 6.01);

(b) any Indebtedness of any Subsidiary (other than (i) Indebtedness under this Agreement, (ii) the Indebtedness of any Subsidiary set forth on Schedule 6.01, (iii) Indebtedness to the Company or any other Wholly Owned Subsidiary, (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof that existed at the time such Person became a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary and refinancings thereof and (v) Indebtedness of one or more Subsidiaries incurred to pay the consideration payable in respect of one or more acquisitions by the Company or any Subsidiary or Subsidiaries (as applicable) of all the Equity Interests or all or substantially all the assets of any other Person or assets comprising a division or other business unit of any other Person and refinancings thereof); or

(c) any Capital Lease Obligation;

if such creation, incurrence, assumption or existence would result in the sum, without duplication, of (i) the aggregate principal amount of Indebtedness outstanding under clauses (a), (b) and (c) above, (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by Section 6.02(d) and (iii) the aggregate amount of the Financed Portions of all outstanding Securitizations exceeding 15% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements for the Company and its Subsidiaries are available.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances and Liens solely for the benefit of the Company or any Wholly Owned Subsidiary;

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(d) Liens not expressly permitted by clauses (a) through (c) above and Securitizations; provided that the sum, without duplication, at any time of (i) the aggregate principal amount of Indebtedness outstanding under Sections 6.01(a), 6.01(b) and 6.01(c), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by this clause (d) and (iii) the aggregate amount of the Financed Portions of all outstanding Securitizations shall not exceed 15% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements for the Company and its Subsidiaries are available.

SECTION 6.03. Fundamental Changes. (a) The Company will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired and whether directly or through any merger or consolidation of, or any sale, transfer, lease or other disposition of Equity Interests in, or the assets of, any Subsidiary), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of this Agreement and businesses reasonably related, ancillary or similar thereto or supportive thereof.

SECTION 6.04. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes of the Company and the Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Company and its Subsidiaries that are subject to any arrangement hereunder whereby the Company’s or any Subsidiary’s right or ability to sell, pledge or otherwise dispose of assets is in any way restricted will be Margin Stock. The Company will not, directly or knowingly indirectly, use, and will cause its Subsidiaries and its or their respective directors, officers and employees and use its commercially reasonable efforts to cause its or their respective agents not to, directly or knowingly indirectly, use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of directly or indirectly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case in violation of any applicable Sanctions or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.05. Interest Expense Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters ending after the Effective Date, to be less than 4.0 to 1.0.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) (i) default in the payment of any principal of any Loan when and as the same shall become due and payable, whether on the date thereof or at a date fixed for prepayment thereof or otherwise, (ii) default for a period of five days in the payment when due of interest on any Loan or (iii) default for a period of 10 days in the payment when due of any other sum required to be paid pursuant to this Agreement;

(b) default by any Borrower in the observance or performance of any of the covenants set forth in Section 5.01 (with respect to the Company’s existence) or 5.05(e)(i) or in Article VI;

(c) default by any Borrower in the observance or performance of any other provision hereof not mentioned in clause (a) or (b) above, which is not remedied within 30 days after notice thereof to the Company by the Administrative Agent or any Lender;

(d) any representation or warranty made (or deemed made) herein by any Borrower, or in any statement or certificate furnished by any Borrower pursuant hereto or in connection with any Loan, proves untrue in any material respect as of the date of the issuance or making (or deemed making) thereof;

(e) default in the payment when due, after any applicable grace period, of any Indebtedness or any amount due under any Hedging Agreement the aggregate principal amount of which exceeds US$150,000,000 (the “Aggregate Amount”) issued, assumed or guaranteed by the Company or any Subsidiary (other than Indebtedness owing by any Subsidiary to the Company or to another Subsidiary); or default or other event under any indenture, agreement or other instrument under which any such Indebtedness is outstanding or under any such Hedging Agreement, and such default or event shall result in the acceleration of the maturity or the required redemption or repurchase of such Indebtedness, or the early termination of and a required payment under such Hedging Agreement, exceeding in the aggregate such Aggregate Amount;

(f) any “reportable event” (as defined in ERISA or the regulations thereunder) which constitutes grounds for the termination of any Plan by the PBGC, or for the appointment by an appropriate court of a trustee to administer or liquidate any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Company by the Administrative Agent; or any Plan shall be terminated by the PBGC; or a trustee shall be appointed to administer any Plan; or the PBGC shall institute proceedings to administer or terminate any Plan; or the Company or any of its Subsidiaries or any member of the Controlled Group of any of them shall withdraw (completely or partially) from any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA); and in each case, each such event or circumstance, individually or in the aggregate with all other such events or circumstances described in this clause (f), would reasonably be expected to result in a Material Adverse Effect;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i) the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (except to the extent covered by insurance as to which the insurer has not disputed such coverage in writing) shall be rendered against the Company, any Significant Subsidiary or any combination thereof and the same shall remain undischarged and unstayed beyond the period during which an appeal may be filed under applicable law, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment; or

(k) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

If a Default or Event of Default shall have occurred with respect to any Borrowing Subsidiary (other than any Default or Event of Default under a provision of this Agreement that (x) applies to such Borrowing Subsidiary by virtue of its status as a Subsidiary or a Significant Subsidiary and regardless of whether it is a Borrowing Subsidiary or (y) is the result of any payment default), then immediately upon the repayment in full of the principal of and interest accrued on all Loans outstanding to such Borrowing Subsidiary and the delivery to the Administrative Agent of a Borrowing Subsidiary Termination Agreement in accordance with Section 2.20 such Default or Event of Default shall cease to be effective with respect to such Borrowing Subsidiary.

On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in this Article VII and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Tranche in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Tranches. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 10.04, the Company and each Borrowing Subsidiary hereby consents and agrees to the CAM Exchange. Each of the Company, the Borrowing Subsidiaries and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company or any Borrowing Subsidiary to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages, but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans.

ARTICLE VIII

The Administrative Agent

In order to expedite the transactions contemplated by this Agreement, JPMorgan is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or a Swingline Lender as any other Lender or Swingline Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or Swingline Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent in good faith shall believe to be necessary, under the circumstances as provided in Section 10.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose it to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Borrowing Subsidiary or any other Subsidiary that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent in good faith shall believe to be necessary, under the circumstances as provided in Section 10.02) or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article and the provisions of Section 10.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right (in consultation with, and (unless an Event of Default has occurred and is continuing) with the consent of, the Company, which consent shall not be unreasonably withheld) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (in consultation with, and (unless an Event of Default has occurred and is continuing) with the consent of the Company, which shall not unreasonably withhold such consent and which shall, if the retiring Administrative Agent shall so request, designate and approve a successor Administrative Agent) on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.

The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of (i)(A) the NYFRB Rate, in case of an amount denominated in US Dollars, and (B) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, in the case of an amount denominated in any Designated Foreign Currency, and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (b) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of setoff or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent delivered to any Lender pursuant to this paragraph shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of (i)(A) the NYFRB Rate, in the case of an amount denominated in US Dollars, and (B) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, in the case of an amount denominated in any Designated Foreign Currency, and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Company and each other Borrower hereby agree that (a) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company and each other Borrower, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Borrower for the purpose of making a payment to satisfy any of the Obligations. Notwithstanding anything to the contrary herein or in any other Loan Document, the provisions of this paragraph and the immediately preceding two paragraphs relating to Payments will not constitute, create or otherwise alter any Obligations on the part of the Borrowers under the Loan Documents or otherwise. Each party’s obligations under this and the immediately preceding two paragraphs shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

None of the institutions named as a Co-Syndication Agent or a Joint Lead Arranger and Joint Bookrunner on the cover page of this Agreement shall, in their capacities as such, have any duties or responsibilities of any kind under this Agreement.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Subsidiary, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the institutions named as Co-Syndication Agent and Joint Lead Arranger and Joint Bookrunner on the cover page of this Agreement and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Subsidiary, that none of the Administrative Agent or the institutions named as Co-Syndication Agent or Joint Lead Arranger and Joint Bookrunner on the cover page of this Agreement or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto).

ARTICLE IX

Guarantee

In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby absolutely irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement any Borrowing Subsidiary Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other Loan Document or agreement; (d) the failure or delay of any Lender to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Lender to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (g) to the extent permitted thereunder, any law, regulation, decree or order now or hereafter in effect in any jurisdiction affecting any of the Obligations or the rights of the Administrative Agent or any Lender with respect thereto; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders in cash an amount equal to the unpaid amount of such Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

Upon payment in full by the Company of any Obligation of any Borrowing Subsidiary, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders (it being understood that, after the discharge of all the Obligations due and payable from such Borrowing Subsidiary, such rights may be exercised by the Company notwithstanding that such Borrowing Subsidiary may remain contingently liable for indemnity or other Obligations).

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (b) of this Section, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Company, to it at One Kellogg Square, P.O. Box 3599, Battle Creek, MI 49016-3599, Attention of each of the Treasurer and the General Counsel (email addresses as on file with the Administrative Agent);

(ii) if to any Borrowing Subsidiary, to it in care of the Company as provided in clause (i) above;

(iii) if to JPMorgan: (A) in its capacity as the Administrative Agent, (1) if such notice relates to withholding tax inquiries, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (Telephone No. #####, email #####), (2) if such notice relates to compliance, financials or Intralinks, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (Telephone No. #####, email #####) and (3) in all other cases, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (Telephone No. #####, email #####); and (B) in its capacity as a Swingline Lender, to J.P. Morgan AG, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Ramesh Ranganathan (Telephone No. #####, email ##### and #####);

(iv) if to Bank of America, N.A., in its capacity as a Swingline Lender, to Bank of America Loan Operations, 26 Elmfield Road, Bromley, Kent, BR1 1QA, United Kingdom, Attention of Kevin Gubb and Adi Khambata (Telephone No. ##### or #####, email #####);

(v) if to Citibank, N.A., in its capacity as a Swingline Lender, to Citibank Europe PLC, Poland Branch, 36 Prosta Street, 00-838 Warsaw, Poland (email #####);

(vi) if to any other Swingline Lender, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company; and

(vii) if to any other Lender, to it at its address (or email address) set forth in its Administrative Questionnaire.

Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices delivered through electronic communications to the extent provided in paragraph (c) of this Section shall be effective as provided in such paragraph.

(c) Notices and other communications to the Lenders hereunder may, in addition to email, be delivered or furnished by other electronic communications (including Internet and intranet websites) or using the Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such other electronic communication or using the Platform. Any notices or other communications to the Administrative Agent, the Company or any Borrowing Subsidiary may, in addition to email, be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes by written notice to each applicable recipient (except that the Administrative Agent may not otherwise prescribe with respect to any notices or other communications to any Borrower), (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and each expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.

SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in paragraph (c) of this Section, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by (i) the Company and the Required Lenders or by the Company and the Administrative Agent with the written consent of the Required Lenders and (ii) in the case of any other Loan Document, each applicable Borrower (or the Company on behalf of such Borrower) and each other party thereto; provided that no such agreement shall (A) increase a Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan, or change the permitted currency thereof or reduce the rate of interest thereon, or reduce any fees payable to any Lender hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) waive or change Section 2.18(b) or 2.18(c) or any other provision providing for the pro rata sharing of payments among the Lenders in a manner that would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each

Lender affected thereby, (E) waive or change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Tranche) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (F) waive or change any provision of the last two paragraphs of Article VII without the written consent of each Lender, (G) waive or change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders under either Tranche differently from those of Lenders under the other Tranche without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the adversely affected Tranche or (H) release the Company from its obligations under Article IX without the written consent of each Lender; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Swingline Lender hereunder without the prior written consent of the Administrative Agent or such Swingline Lender, as the case may be, and (2) any waiver, amendment or modification that by its terms is limited in effect to the rights or duties of Lenders under one of the Tranches may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of Lenders under the affected Tranche.

(c) Notwithstanding anything to the contrary in paragraph (b) of this Section:

(i) any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if its right or obligations are affected thereby, each Swingline Lender) if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement;

(ii) if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement, it being agreed that the Administrative Agent shall provide a copy thereof to the Lenders promptly after the effectiveness thereof;

(iii) this Agreement may be amended in the manner provided in Sections 2.09(d), 2.09(e), 2.14(b), 2.20, 2.22(c) and 2.24; and

(iv) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document or any provision hereof or thereof shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of the first proviso of paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 10.03. Expenses; Indemnity; Limitation of Liability. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers (requested by or for the benefit of any Borrower) of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrowers shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons involved directly or indirectly in the Transactions (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (other than Excluded Taxes), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, including the arrangement and syndication of the credit facilities provided for herein, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and whether brought by a third party or by any Borrower or any Affiliate of a Borrower, it being understood that nothing herein shall relieve any Lender of liability for a breach of its agreements contained herein); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (A) do not result in actual out-of-pocket loss or expense by such Indemnitee or (B) result from the bad faith, willful misconduct or gross negligence of such Indemnitee or the material breach by such Indemnitee of its agreements set forth in the Loan Documents, as finally determined in a non-appealable judgment by a court of competent jurisdiction.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), any Swingline Lender or any Related Party of any of the foregoing under paragraph (a) or (b) of this Section, each Lender severally, but not jointly, agrees to pay to the Administrative Agent (or any such sub-agent), such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Swingline Lender in connection with such capacity.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, (i) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof and (ii) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of any information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Platform or the Internet).

(e) All amounts due under this Section shall be payable promptly after written demand therefor setting forth the amount and the nature of the expense or claim, as applicable.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the sub-agents of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) each of (A) the Administrative Agent, (B) in the case of any assignment of any Multicurrency Tranche

Commitment or any Swingline Exposure, each Swingline Lender and (C) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the Company must give its prior written consent to such assignment (in each case, which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations of the applicable Class under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the Platform), together with a processing and recordation fee of US$3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that (A) any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing and (B) the Company shall be deemed to have consented to any assignment for which its consent is required under this paragraph unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e))). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in the Loan Documents, the Loans are registered obligations and the right, title and interest of the Lenders in and to the Loans shall be transferable only in accordance with the terms hereof. This Section 10.04(c) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) Upon its receipt of a duly completed Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, upon notice to the Company and the Administrative Agent, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to Section 2.01 or the option to participate in any Swingline Loan; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC or to participate in any Swingline Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, or to participate in such Swingline Loan, the Granting Bank shall be obligated to make such Loan or participate in such Swingline Loan pursuant to the terms hereof. The making of a Loan by an SPC or the participation by such SPC in any Swingline Loan shall be deemed to utilize the applicable Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank or such participation in a Swingline Loan were paid or taken, as the case may be by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such

SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or participations in any Swingline Loans to its Granting Bank or to any financial institutions (if consented to by the Company and Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans or participations in any Swingline Loans (but not relating to any Borrower, except with the Company’s consent) to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.21, 10.03 and 10.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter and any commitment advices submitted by them (but do not supersede any other provisions of any commitment letter or fee letter that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signature of each of the other parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Borrowers, Electronic Signatures transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agree that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waive any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower (other than payroll accounts, tax withholding accounts and trust accounts) against any of and all of the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender and its Affiliates under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined (and, in the case of any such claims brought by any Borrower, shall be heard and determined exclusively) in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made shall be subject to a professional or other obligation of confidentiality or will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty to any swap or derivative transaction relating to the Borrowers and their obligations or (iii) any credit insurance provider to such Person, or, in each case, any advisor of the foregoing, (g) on a confidential basis to (i) any rating agency in connection with rating the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) to market data collectors and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents, (i) with the consent of any Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Borrower. For purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers, their Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as a prudent Person engaged in the same business or following customary procedures for such business would accord to its own confidential information.

SECTION 10.13. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Company and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) The Company and each Lender acknowledge that, if information furnished by the Company pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Company has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. The Company agrees to designate all information provided by it to the Administrative Agent that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof.

SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.16. Waiver of Certain Provisions under the Existing Credit Agreements. The Company hereby gives notice that, concurrently with the occurrence of the Effective Date, all Commitments under, and as defined in, each of the Existing Credit Agreements shall terminate. Each Lender that is also a party to any Existing Credit Agreement hereby agrees that, notwithstanding anything to the contrary in such Existing Credit Agreement, such notice shall be effective to terminate such Commitments as set forth above, and waives any provisions of such Existing Credit Agreement that would require a longer notice period or a different type of notice.

SECTION 10.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.18. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.19. No Fiduciary Relationship. Each Lender may have economic interests that conflict with those of the Borrowers. Each Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby or by the other Loan Documents and any communications in connection therewith, the Borrowers, their Subsidiaries and their other Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transaction or communications. Each Borrower, on behalf of itself and its Subsidiaries, agrees that it will not assert, and will not permit its Subsidiaries to assert, any claims against the Administrative Agent, the Lenders or their Affiliates with respect to any alleged breach of a fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.20. Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

KELLOGG COMPANY,

by	/s/ Joel A. Vander Kooi
Name: Joel A. Vander Kooi
Title: Vice President and Treasurer

[Signature Page to Kellogg Company Five-Year Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ Gregory Thomas Martin
Name: Gregory Thomas Martin
Title: Executive Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

Bank of America, N.A.

by	/s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

BARCLAYS BANK PLC

by	/s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

CITIBANK, N.A.

by	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

by	/s/ Shane Koonce
Name: Shane Koonce
Title: Executive Director

For institutions requiring a second signature line:

by	/s/ Michael Falter
Name: Michael Falter
Title: Managing Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

by	/s/ Cara Younger
Name: Cara Younger
Title: Executive Director

For institutions requiring a second signature line:

by	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

HSBC Bank USA, N.A.

by	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

ING Bank N.V., Dublin Branch

by	/s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

For institutions requiring a second signature line:

by	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

MIZUHO BANK, LTD.

by	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

Morgan Stanley Bank, N.A.

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

MUFG Bank, Ltd.

by	/s/ Reema Sharma
Name: Reema Sharma
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

Sumitomo Mitsui Banking Corporation

by	/s/ Rosa Pritsch
Name: Rosa Pritsch
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

The Northern Trust Company

by	/s/ Will Hicks
Name: Will Hicks
Title: Vice President

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

The Toronto-Dominion Bank, New York Branch

by	/s/ Tyrone Nicholson
Name: Tyrone Nicholson
Title: Authorized Signatory

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

U.S. Bank National Association

by	/s/ Peter Hale
Name: Peter Hale
Title: Vice President

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

Bank of China, Chicago Branch

by	/s/ Xu Yang
Name: Xu Yang
Title: SVP

[Signature Page to Kellogg Company Five-Year Credit Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

by	/s/ Dayi Liu
Name: Dayi Liu
Title: Executive Director

For institutions requiring a second signature line:

by	/s/ Lindsay Du
Name: Lindsay Du
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

Société Générale

by	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

THE BANK OF NOVA SCOTIA

by	/s/ Sarah Shaikh
Name: Sarah Shaikh
Title: Managing Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

UNICREDIT BANK AG, NEW YORK BRANCH

by	/s/ Christine Macinnes
Name: Christine Macinnes
Title: Director

For institutions requiring a second signature line:

by	/s/ Peter Daugavietis
Name: Peter Daugavietis
Title: Director

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

AGFIRST FARM CREDIT BANK

by	/s/ Steven J. O’Shear
Name: Steven J. O’Shea
Title: Vice President

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

GreenStone Farm Credit Services, ACA

by	/s/ Kyle Hernández
Name: Kyle Hernández
Title: Capital Markets Lending Officer

[Signature Page to Kellogg Company Five-Year Credit Agreement]

SIGNATURE PAGE TO
THE KELLOGG COMPANY
FIVE-YEAR CREDIT AGREEMENT

Name of Institution:

ICICI Bank Ltd, New York Branch

by	/s/ Akshay Chaturvedi
Name: Akshay Chaturvedi
Title: Country Head - USA

[Signature Page to Kellogg Company Five-Year Credit Agreement]

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the date set forth below (the “Effective Date”) and is entered into by and between [Assignor] (the “Assignor”) and [Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the applicable facilities identified below (including participations in any Swingline Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[an Affiliate of [Lender]]

3.	Borrower: Kellogg Company or any Borrowing Subsidiary

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.

Credit Agreement: Five-Year Credit Agreement dated as of December 21, 2021, among Kellogg Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Facility	Amount of Commitments / Loans Assigned	Percentage Assigned of Aggregate Amount of Commitments /Loans of all Lenders[1]
Multicurrency Tranche Commitments / Loans:	$	%
US Tranche Commitments / Loans:	$	%

Effective Date:                 , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitments / Loans of all Lenders of the applicable Class.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,
by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,
by
Name:
Title:

[Consented to and][2] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent [and Swingline Lender],

by
Name:
Title:

[BANK OF AMERICA, N.A., as Swingline Lender,

by
Name:
Title:]

[CITIBANK, N.A., as Swingline Lender,

by
Name:
Title:]

2	To be completed by the applicable parties to the extent consents are required under the Credit Agreement.

KELLOGG COMPANY,

by
Name:
Title:

ANNEX 1 TO

ASSIGNMENT AND ACCEPTANCE

CREDIT AGREEMENT1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement and the other Loan Documents, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company or any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, the Borrowing Subsidiaries, the other Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.05 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.05 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, (vi) if it is a US Lender, attached hereto is an executed original of

[1]

Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein have the meanings specified in the Five-Year Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kellogg Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

A-1-1

IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.17(e) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Acceptance and adoption of the terms of this Assignment and Acceptance by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Acceptance by an electronic platform shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance and the provisions of Section 10.06 of the Credit Agreement are herein incorporated by reference mutatis mutandis. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

A-1-2

EXHIBIT B-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT dated as of

[            ] (this “Agreement”), among KELLOGG COMPANY, a Delaware corporation (the “Company”), [Name of Borrowing Subsidiary], a [ ] corporation (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Five-Year Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company represents that the New Borrowing Subsidiary is a Wholly Owned Subsidiary organized under the laws of [ ], and that the representations and warranties of the Company in the Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty already qualified as to materiality, in all respects) on and as of the date hereof after giving effect to this Agreement (it being understood that the representations and warranties in Section 3.06 of the Credit Agreement shall be deemed for purposes of this Agreement to refer to the date of the audited balance sheet most recently delivered under Section 5.05(b) of the Credit Agreement after the first such delivery thereunder rather than to the date set forth in such Section and in Section 3.07 shall be deemed for purposes of this Agreement to refer to the date of the balance sheet most recently delivered under Section 5.05(a) or 5.05(b) of the Credit Agreement after the first such delivery thereunder rather than to the date set forth in such Section). The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, but subject to Section 2.20 of the Credit Agreement, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

B-1-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

KELLOGG COMPANY,

by
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by
Name:
Title:

B-1-2

EXHIBIT B-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,

as Administrative Agent

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

[Date]

The undersigned, Kellogg Company, a Delaware corporation (the “Company”), refers to the Five-Year Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company hereby terminates the status of [ ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

KELLOGG COMPANY,

by
Name:
Title:

B-2-1

EXHIBIT C

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as the Administrative Agent

500 Stanton Christiana Road, NCC5 / 1st Floor

Newark, Delaware 19713

Attention: Loan and Agency Services Group

Telephone No. (312) 953-9582

zohaib.nazir@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Five-Year Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kellogg Company, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request, and [the Borrower specified below] [the Company on behalf of the Borrower specified below] hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A) Name of Borrower:
(B) Class of Borrowing:[1]
(C) Currency and aggregate principal amount of Borrowing:[2] [US$][C$][€][£][specify another Designated Foreign Currency for Multicurrency Tranche Revolving Borrowings]
(B) Date of Borrowing:[3]
(C) Type of Borrowing:[4]
(D) Interest Period:[5]

[1]	Specify a US Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing.
[2]	Must comply with Section 2.02(c) of the Credit Agreement.
[3]	Must be a Business Day.
[4]	Must comply with Section 2.02(b) of the Credit Agreement.

(E)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )[6]

[The Borrower specified above] [The Company] hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the requested Borrowing, the conditions specified in Sections 4.02(a) and 4.02(b) of the Credit Agreement are and shall be satisfied.

[5]	Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period”. May not end after the Maturity Date.
[6]	Must comply with Section 2.07(a) of the Credit Agreement.

Very truly yours,

[NAME OF BORROWER] [KELLOGG COMPANY],

by
Name:
Title:

EXHIBIT D

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as the Administrative Agent

500 Stanton Christiana Road, NCC5 / 1st Floor

Newark, Delaware 19713

Attention: Loan and Agency Services Group

Telephone No. (312) 953-9582

zohaib.nazir@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Five-Year Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kellogg Company, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and [the Borrower specified below] [the Company on behalf of the Borrower specified below] hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection specifies the following information with respect to such Revolving Borrowing and each resulting Revolving Borrowing:

1. Borrower:

2. Revolving Borrowing to which this request applies:
Currency and Principal Amount:
Class[1]:
Type:
Interest Period[2]:
3. Effective date of this election[3]:

4. Resulting Revolving Borrowing[s][4]
Currency and Principal Amount[5]:

[1]	Specify a US Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing.
[2]	In the case of a Term Benchmark Borrowing, specify the last day of the current Interest Period therefor.
[3]	Must be a Business Day.
[4]

If different options are being elected with respect to different portions of the applicable Revolving Borrowing, provide the information required by this item 4 for each resulting Revolving Borrowing. Each resulting Revolving Borrowing shall be subject to Section 2.02 of the Credit Agreement.

Type[6]:
Interest Period[7]:

5	Indicate the principal amount of the resulting Revolving Borrowing and the percentage of the Revolving Borrowing in item 2 above.
6	Must comply with Section 2.02(b) of the Credit Agreement.
7	Applicable only if the resulting Revolving Borrowing is to be a Term Benchmark Borrowing. Shall be subject to the definition of “Interest Period”. May not end after the Maturity Date.

Very truly yours,

[NAME OF BORROWER] [KELLOGG COMPANY],

by
Name:
Title:

EXHIBIT E

[FORM OF]

PROMISSORY NOTE

New York, New York

[Date]

For value received, [NAME OF BORROWER], a [            ] corporation (the “Borrower”), promises to pay to [name of Lender] (the “Lender”) (a) the unpaid principal amount of each Loan made by the Lender to the Borrower under the Credit Agreement referred to below, when and as due and payable under the terms of the Credit Agreement, and (b) interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the currencies and to the accounts specified in the Credit Agreement, in immediately available funds.

All Loans made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the promissory notes issued pursuant to the Five-Year Credit Agreement dated as of December 21, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [the Borrower], [Kellogg Company], the [other] Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

[NAME OF BORROWER],

by
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

EXHIBIT F

KELLOGG COMPANY

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Five-Year Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kellogg Company, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings attributed thereto in the Credit Agreement. Pursuant to Section 5.05 of the Credit Agreement, the undersigned, in his/her capacity as a Financial Officer of the Company, certifies as follows:

1.	[Attached hereto as Exhibit [A] is a true and complete copy of the Company’s Form 10-Q Report filed with the SEC on [ ].]

2.

[Attached hereto as Exhibit [B] is a true and complete copy of the Company’s Form 10-K Report filed with the SEC on [    ], including a true and complete copy of the annual report of the Company and the Subsidiaries for such year with accompanying financial statements, prepared by the Company and certified by an independent registered public accounting firm of recognized standing, in accordance with GAAP.]

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Financial Officer, has executed this certificate for and on behalf of the Company and has caused this certificate to be delivered this [                ] day of [        ].

KELLOGG COMPANY,

by
Name:
Title:

F-1